Item 9.   Sales of Equity Securities Pursuant to Regulation S.

     On September 8, 1997, The Interpublic Group of Companies, Inc. ("Interpublic") sold 7,164 shares of its common stock, par value $.10 (the "Shares"), to two German individuals (the "Purchasers") as partial payment, valued at German DM 624,862 out of a total purchase price of German DM 1,250,000, for 100% of the issued and outstanding shares of capital stock of Mailpool Adressen-Management GmbH, a German company. The remainder of the purchase price was paid in cash.

     No underwriter or placement agent was used in connection with the sale of the Shares.

     The transaction was effected in an "offshore transaction" and in accordance with the "offering restrictions" and "no directed selling efforts" requirements of Rule 903(c)(2) of Regulation S under the Securities Act of 1933.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE INTERPUBLIC GROUP OF
                                        COMPANIES, INC.


Date:  September 10, 1997               By: ARTHUR M. MASON
                                            ASSISTANT SECRETARY